Exhibit 10.31

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

     This Settlement Agreement and Release ("Agreement") is made on this 22nd day of September 1999, by and between THE VECHERY FAMILY TRUST, U/D/T 10/9/84, individually, and derivatively on behalf of the Sevcor International, Inc., Harvey Vechery and Linda Vechery as Trustees and individually collectively referred to as ("Vechery") and CHARLES C. SEVEN, individually and as Corporate Officer and Director of SKYWAY HOME, INC. a corporation and SKYWAY HOME, INC. a corporation, collectively referred to as ("Seven").

                                    RECITALS
                                    --------

     WHEREAS, On December 12, 1997, the Vechery Trust, filed in the Los Angeles Superior Court, Case No BCl82776, titled THE VECHERY FAMILY TRUST U/D/T 10/9/ 84, individually, and derivatively on behalf of the Sevcor International, Inc., Plaintiffs vs. CHARLES C. SEVEN, JOHN NOAH, SKYWAY HOME, INC. a corporation; Does 1-50, inclusive, (hereinafter the "action".)

     WHEREAS , it is the intention of the parties hereto to settle all differences among themselves arising out of or in any way concerning, connected, with, or pertaining to the facts, circumstances, events and purported causes of action alleged or which could be alleged arising out of the Action.

     NOW, THEREFORE, in consideration of the above recitals and the covenants and agreements herein contained, and other good and valuable consideration, the parties hereto do hereby agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

1.     PAYMENT TO VECHERY.    In the event  Seven  participates  in or continues
       ------------------
or establishes a new repatriation, business (Repatriation Business) then Seven or the Repatriation Business will pay to Vechery a royalty in the amount of one percent (1%) of all future gross sales of repatriation products and services (Repatriation Sales) for a period of seven (7) years commencing with the date of first Repatriation Sale (Royalty Period). The royalty will become due and payable as follows:

a) Payment of $5,000 on the earlier of May 22, 2000 or fifteen (15) days after starting a Repatriation
Business or entering a financing agreement to start a Repatriation Business.

b) Payment of $45,000 fifteen (15) days after receipt of investment funds for the starting a Repatriation Business or entering a financing agreement to start a Repatriation Business.

c) Beginning when cumulative Repatriation Sales reach $5 million and continuing for the remainder of the Royalty Period, payment of 1% of Repatriation Sales on a monthly basis by the 30th day of the following month.

[deleted text]

2.     WRITTEN NOTE TO VECHERY:
       ------------------------

a) COMMENCEMENT OF REPATRIATION BUSINESS: Seven or the Repatriation Business will give Vechery written notice (within five days via certified mail) upon starting a Repatriation Business or entering a financing agreement to start a Repatriation Business.

b) COMMENCEMENT OF REPATRIATION SALES: Seven or the Repatriation Business will give Vachery written notice (within five days via certified mail) upon the first day of Repatriation Sales.

3.     PAYMENT OF PAYROLL TAXES:  Seven will pay all outstanding payroll taxes
       -------------------------
and all trust fund liabilities that are due and owing as of March 1, 1997, plus any penalties and interest accruing thereon by Sevcor corporation.


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4.     FILING OF TAX RETURNS:  Seven will prepare and file all Sevcor payroll
       ----------------------
tax returns that are due through the close of its operations including a final return. Vechery has already released all Sevcor's business records to Seven. Vechery agrees to cooperate with Seven concerning the interpretation of business
                                 ----------------
records upon Seven's request.

5.     TRANSFER OF SEVCOR'S BUSINESS RECORDS:  Vechery will transfer all
       --------------------------------------
business records and proprietary information to Seven immediately upon execution of this agreement with delivery to take place on or before October 22, 1999.

6.     AUDIT:  If Vechery desires an audit, once per year, Vechery will pay for
       ------
the audit. If the audit results are ten percent (10%) or more of under reported gross sales, then Seven or the Repatriation Business will pay for the audit.
The audit will be conducted by a mutually selected CPA. In connection with any such audit, Seven and the Repatriation Business will disclose the names and addresses of all investors and lenders and Vechery will be entitled to contact any of the investors and lenders in regard to their involvement with the Repatriation Business.

7.     Representations and Warranties:

7.1     BY SEVEN:  Seven warrants and represents the following which are
        ---------
material representations that Vechery is relying on in entering into this settlement agreement.

a) That as of September 22, 1999, Seven has no [deleted text][handwritten:] verbal or written agreement with principal investors [deleted text]for the Repatriation Business. Vechery and Seven acknowledge that Seven was in contact with potential investors prior to September 22, 1999. [deleted text] [initials]

b) That. Seven will become officer, director and sole shareholder of the Sevcor Corporation beginning on the date of execution of this agreement and will oversee the maintenance or winding down of that corporation;

c) That Seven will cause Sevcor corporation to indemnify and hold harmless Vechery against any lawsuits filed after September 22, 1999 regardless of when the alleged harm occurred.


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7.2     BY VECHERY:  Vechery represents and warrants that Vacery owns 51% of
        -----------
Sevcor's stock and has the right to cause the remaining 49% of Sevcor stock to be retired. Vechery transfers its 51% share of Sevcor stock and its right to cause the remaining 49% to be retired to Seven for the purchase price of $50.00 which is acknowledged as paid.

8.     TIME TO CURE.  In the event Seven or the Repatriation Business should
       -------------
fail to pay any of the payments due pursuant to this agreement, Vechery shall notify Seven in writing of said default, and Seven shall have the period of fifteen (15) days from the date of receipt of said notice (the "Cure Period") within which to make all such payments validly claimed by Vechery to be past due. In the event Seven or the Repatriation Business should fail to make payment within the Cure Period of any monies validly claimed by Vechery to then be past due, Vechery shall have the right at his option, to declare this agreement in breach.

     9.     RELEASES AND DISMISSALS
            -----------------------

               9.1     RELEASES BY VECHERY.  Vechery and any predecessor in
                       --------------------
interest, successor in interest present or past, hereby releases, acquits, and forever discharges Seven, its predecessors in interest, successors in interest, and his present and past partners, employees, representatives, agents and attorneys from any and all manner of action, claims, demands, costs, damages, liabilities, losses, obligations, expenses, and compensation of any nature, whatsoever, in law or in equity, including any claims for punitive or exemplary damages, which arise out of, concern, or relate, amount other claims or potential claims, to (a) any of the claims asserted in the Action by Vechery against Seven, including, all causes of action plead in the complaint, without limitation, claims for attorneys fess, prejudgement interest and (b) any other claims whatsoever, from the beginning of time up to and including the time of last execution hereof, whether or nor known, suspected or claimed.

9.2.     RELEASE BY SEVEN.  Seven and any predecessor in interest, successor in:
         -----------------
interest, present or past, hereby release, acquits, and forever discharges Vechery, his predecessors in interest, sucessors interest and his present and past partners, employees, representatives, agents, Mark Green, David Allan, and attorneys from any and all manner of actions, causes of action, claims, demands, costs, damages, liabilities, losses, obligations, expenses, and compensation of any nature whatsoever, in law or in equity, including any claims for punitive or exemplary damages, which arise out of concern, or relate, among other claims or potential claims, to any other claims whatsoever, from the beginning of time up to and including the time of last execution hereof, whether or not known, suspected, or claimed.

               9.3     WAIVER OF UNKNOWN CLAIMS.  It is further agreed,
                       -------------------------
covenanted, represented, and warranted that the parties hereto intend that their releases herein shall, to the extent referenced in paragraphs 9.1 and 9.2 hereof, include any and all such claims which Vechery and Seven may have against one another, and that all rights and benefits conferred upon them by the provisions of section 1542 of the Civil Code of California, or any other statues or decisional authorities to the same effect, ar e to said extend hereby expressly waived.


                Section 1542 of the Civil Code reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR
   SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

In waiving the provision of section 1542 of the Civil Code, Vechery (with respect to paragraph 9.2 hereof) acknowledge that they may hereafter discover facts in addition to or different from those which they now believe to be true with respect to the subject matter of disputes and other matters herein released, but agree that they have taken that possibility into account in determining the amount of consideration to be given under this Agreement and that the release herein given shall be and remain in effect as full and complete general release notwithstanding the discovery or existence of any such additional or different facts, of which Vechery and Seven expressly assume the risk.

9.4     INDEMNIFICATION.  Vechery (with respect to paragraphs 9.1 and 9.3
        ----------------
hereof) and Seven (with respect to paragraphs 9.2 and 9.3 hereof) agree, covenant, represent, and warrant that they shall indemnify, defend, and hold harmless one another from any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies (including, without limitation, reasonable attorneys' fees), asserted in violation of or contrary to the provisions of the release herein granted.

9.5     BEAR OWN COSTS.  The parties hereto bear all their own costs, expenses,
        ---------------
and attorneys' fees incurred in connection with the Action, or preliminary to the filing of the Compliant, and in the negotiation and drafting of this Agreement.

9.6     DISMISSAL OF CLAIMS.  Vechery shall, within 30 days of execution of this
        --------------------
agreement by all the parties and their attorneys of record, promptly file with the court, and serve a conformed copy upon counsel for Seven, a request for dismissal with prejudice of the entirety of the Action.

10.     NONADMISSION OF LIABILITY.  It is understood and agreed that this
        --------------------------
Agreement constitutes the compromise of disputed claims, and is made solely for the purpose of allowing the continuing and anticipate relationships between the parties to proceed without the interferences resulting from the pendency of the Action, and to prevent further involvement in protracted litigation based upon the disputed claims, and that neither this Agreement nor any consideration given hereunder, concurrently herewith, or pursuant hereto is to be advocated or construed as an admission of any liability on the part of any of the parties hereto.

11.     NONASSIGNMENT OF CLAIMS; OTHER ACTIONS.  The parties hereto agree,
        ---------------------------------------
covenant, represent, and warrant that they (a) are the sole and lawful owners of all rights, title, and interest in and to every claim or matter hereby released,
(b) have not heretofore or transfer, to any person or entity, any claim or other matter herein released, and are unaware of any other pending legal actions or proceedings against one another, other than as asserted in the Action. Any party in breach of this paragraph 11 shall indemnify, defend, and, hold harmless the other party from any and all claims arising out of or relating to any assignment or transfer any purported or attempted assignment or transfer contrary to the terms of this paragraph 11.

12.     PLACE OF PAYMENT; NOTICES.  ALL payments due Vechery hereunder shall be
        --------------------------
made payable to THE VECHERY FAMILY TRUST, U/D/T 10/9/84 and all notices, demands, and other communications between the parties hereunder shall be in writing and shall be effected either by personal delivery, certified mail, or registered mail (return receipt requested), addressed as follows, or to such other address or addressee as of the other party has given notice in accordance herewith:

If to Vechery:
Harvey Vechery
Trustee
for The Vechery Family Trust
c/o Key Distributors, Inc.
16035 East Arrow Highway
Irwindale, CA 91706-2049

with a copy to:
Barry Fischer
Attorney at law
1925 Century Park East,
Suite 500
Los Angeles, CA 90067

If to Seven:
Charles C. Sevne
2787 Bristol
#201
Costa Mesa, CA 92626
with a copy to:
Leonard Steiner
Steiner and Libo
433 North Camden Drive
Suite 730
Beverly Hills, CA 90210-4411
Via facsimile 310-273-7679

Notices personally delivered shall be deemed communicated as of the data of actual receipt, and mailed notices shall be deemed communicated as of two (2) business days after mailing.

13.     ENTIRE AGREEMENT.  The parties hereto declare, warrant, and represent
        -----------------
that no promise, statement, representation, inducement, or agreement not herein expressed is relied upon or made the basis for entering into this Agreement or agreeing to any of the terms hereof, that this document hereto, embodies and sets forth the entire agreement and understanding between them relating to the subject matter hereof, and that this document merges and supersedes all prior discussions, agreements, understandings, representations, conditions, warranties, covenants, and all other communications between them on or relating said subject matter .

14.     CONFIDENTIALITY:  This agreement is strictly confidential.  The terms
        ----------------
and conditions of this agreement may not be disclosed by Seven to any third parties without the written consent of Vechery, except Seven will be permitted to disclose the terms of this agreement to potential bonafide investors in the Repatriaiton Business that Seven may participate with in the future. Once Seven has reasonably determined that a party is a bonafide potential investor [handwritten:] bankers, employees and agents in the Repatriation Business and wishes to disclose the terms and conditions of this agreement, Seven shall [deleted text] provide written notice to Vechery (via certified mail within five days) of the name, address and telephone number of such party. [initials]

  Vechery agrees not to contact any of these persons unless there is a breach of
  ------------------------------------------------------------------------------
                            this agreement by Seven.
                            ------------------------

     15.  GENERAL PROVISIONS.
          ------------------

          15.1     PARTIES IN INTEREST.  Except as set forth herein, nothing,
                   --------------------
nothing in this Agreement confers or is intended to confer, expressly or impliedly, on any person other than the parties hereto and their successors and assigns any right or remedy under or pursuant to this Agreement, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision hereof provide any third party any right of subrogation or action over or against any party hereto.

          15.2.     AMENDMENTS.  Any amendment, modification, addendum, or
                    -----------
revision of this Agreement shall be valid only if in writing and signed by the party(s) to be bound, in which event there need be no legal consideration therefor.

          15.3     RECITALS;  Each recital hereof are material parts of this
                   ---------
Agreement, are incorporated herein, and are material inducements to the parties entering into this Agreement.

          15.4     SURVIVABILITY.  Except as otherwise provided herein, the
                   --------------
warranties provided herein shall survive the execution thereof, the Closing, and performance hereunder.

          15.5     CAPTIONS.  The paragraph titles or captions used in this
                   ---------
Agreement are inserted only as and intended solely for the convenience of reference, and shall in no manner modify, expand, limit, construe, describe the scope of or intent, or in any other way affect the terms or conditions of this Agreement.

          15.6     REFERENCE TO PARTIES AS SINGULAR.  Where any party hereto is
                   ---------------------------------
referred to in the singular, whether by noun or pronoun, the singular form shall be construed to include the plural, so as to apply to any or all such parties.

          15.7     NO STRICT CONSTRUCTION.  The language of this Agreement shall
                   -----------------------
be construed as a whole, according to its fair meaning and intendment, and not strictly for or against any party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or any specific term or condition hereof. This Agreement shall be deemed to have been drafted by all parties hereto, and no party hereto shall urge otherwise.

          15.8     SUCCESSORS AND ASSIGNS.  This Agreement and the rights and
                   -----------------------
obligations hereunder, shall be binding upon and inure, jointly and severally, to the benefit of the parties hereto and their respective successors and assigns.

          15.9     AUTHORITY.  The persons executing this Agreement on behalf of
                   ----------
the parties hereto represent and warrant that they have the full authority to do so, and that they have been expressly authorized to bind their respective companies, principals, or employers to all of the terms hereof.

          15.10     GOVERNING LAW.  This Agreement and all rights and
                    --------------
obligations hereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the laws of the State of California, with venue in Los Angeles County.

          15.11     COUNTERPARTS.  This Agreement may be executed by fax in one
                    -------------                                 ------
or more counterparts, each of which shall constitute one and the same instrument and be binding and enforceable as if all parties had executed the same hereof.


          15.15     EXECUTION KNOWING AND VOLUNTARY.  Each party hereto
                    --------------------------------
acknowledges and represents that he (a) has fully and carefully read this Agreement prior to execution, (b) has been, or has had the opportunity to be, fully apprized by his attorneys of the legal effect and meaning of this document and all terms and conditions hereof, (C) has had the opportunity to make whatever investigation or inquiry he deemed necessary or appropriate in connection with the subject matter of this Agreement (d) has been afforded the opportunity to negotiate as to any and all terms hereof, and (e) is executing this agreement as a free and voluntary act.

     IN WITNESS WHEREOF, this Agreement is made in, the County of Los Angeles, State of California, and is effective as of the date first written above.

                                                       THE VECHERY FAMILY TRUST,
U/D/T 10/9/84, individually,
and derivatively on behalf
of the Sevcor International, Inc.,
Harvey Vechery as Trustee and
individually.

                                           By:     /s/ Harvey Vechery
                                              ----------------------------------
                                                         HARVEY VECHERY
THE VECHERY FAMILY TRUST,
U/D/T 10/9/84. individually,
and derivatively on behalf
of the Sevcor International, Inc.,
Linda Vechery as Trustee and
individually.

                                           By:     /s/ Linda A. Vechery
                                              ----------------------------------
                                                        LINDA VECHERY

Continued on next page

EXECUTION  KNOWING AND VOLUNTARY.  Each party hereto acknowledges and represents
---------------------------------
that he (a) has fully and carefully read this Agreement prior to execution, (b) has been, or has had the opportunity to be, fully apprized be his attorneys of the legal effect and meaning of this document and all terms and conditions hereof, (C) has had the opportunity to make whatever investigation or inquiry he deemed necessary or appropriate in connection with the subject matter of this Agreement (d) has been afforded the opportunity to negotiate as to any and all terms hereof, and (e) is executing this Agreement as a free and voluntary act.

     IN WITNESS WHEREOF, this Agreement is made in, the County of Los Angeles, State of California, and is effective as of the date first written above

CHARLES C. SEVEN, individually
and as Corporate Officer and Director
of SKYWAY HOME, INC. a corporation



By:     /s/  Charles C. Seven
   ----------------------------------------
        CHARLES  C.  SEVEN


APPROVED AS TO FORM AND CONTENT:

Barry  Fischer,  Esq.

By:     /s/  Barry  Fischer
   ----------------------------------------
        Barry  Fischer,  Esq.
        Attorney for Plaintiffs
        THE VECHERY FAMILY TRUST,
        U/D/T 10/9/84, individually,
        and derivatively on behalf
        of the Sevcor International,  Inc.,
        Harvey Vechery and Linda Vechery
        as Trustees and individually



By:     /s/  Leonard  Steiner
   ----------------------------------------
        Leonard Steiner, Esq.
        Attorney for Defendants
        CHARLES C. SEVEN, individually
        and as Corporate Officer and
        Director of SKYWAY HOME, INC. a corporation

                            [Addendum] [Handwritten:]

     1D     In the event repatriation business is sold, transferred, assigned to a third person, Seven will pay in cash or stock (if Seven is paid stock in exchange for the sale).

     If in the first year from 9/22/99, the basis Seven will pay 25% of the total amount paid to Seven.

     If in the second and third year after 9/22/99 then Seven will pay Vechery 15%.

     If Seven transferred any interest of ownership to his heirs, relatives of third parties it will be included in Seven's stake upon sale.

     If Seven make this payment then, he purchases outright Vechery's 1%
Royalty.

     [Signatures]


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